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To: CC: Subject: ClearBridge Large Cap Growth Fund 2026 Special Meeting – Please Vote! Proxy Notice- Please Vote Dear Shareholder, A Special Meeting (the “Meeting”) of the shareholders of ClearBridge Large Cap Growth Fund (the “Fund”) is scheduled to be held on April 7, 2026 at 1:00 p.m. (Eastern time) to consider and vote on the following Proposals, as more fully described in the accompanying Proxy Statement: 1. To approve a change in the Fund’s classification from a “diversified” fund to a “non-diversified” fund. 2. To authorize the Fund to rely on a Manager of Managers order. The Fund’s Board of Trustees unanimously recommends that you vote “FOR” each Proposal. Shareholders of record as of the close of business on Wednesday, January 21, 2026 are entitled to receive notice of and to vote prior to or at the Special Meeting of Shareholders. You are receiving this e-mail because you selected online delivery of Proxy Materials for your investments held directly with Franklin Templeton. If you’d like to update your E-Delivery options, sign in to your account and select “Change Delivery Options.” To view the proxy material and vote, please click the “Vote” button below to login to view your positions that are included in this proxy campaign, download the proxy materials, including the proxy statement and proxy card(s), and VOTE. On the Proxy Portal, you may also request a paper copy of the materials. Vote! If you are having issues with the above button or do not see it, you may also login directly to the Proxy Portal by navigating to or clicking the link below and, once there, enter your control number. URL: vote.proxyonline.com/franklin/22013 CONTROL NUMBER: “Control Number Here” If you have any questions about this proxy campaign or to request a paper copy of the proxy materials with a proxy specialist, please call (800) 290-6424. To vote your proxy by automated touch tone voting rather than online, call (800) 227-9349. You will need to provide your control number referenced above. Your vote is important no matter how many shares you own. Please take the time to read the proxy statement carefully and cast your proxy vote today! Thank you for your participation and we look forward to serving your investment needs in the years to come. We do not send unsolicited emails asking our customers for private information such as Social Security numbers or account numbers. Any such request should be reported to us immediately at (800) 632-2301. Learn more about email safety and online security. To make sure our emails to you aren’t directed to your bulk or junk mail folders, please add onlineservices@franklintempleton.com to your email address book. Copyright © 2026 Franklin Templeton. All rights reserved.

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Email Name:	**WM-ES-17761-CB Large Cap Growth proxy notification-OPER-US-2026-02-03**
Expected Send/Launch Date:	2/3/26
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Subject Line(s):	Proposed changes and proxy: ClearBridge Large Cap Growth Fund
Preview Text:	Important information including sample proxy documents

FRANKLIN TEMPLETON

Proposed changes and proxy: ClearBridge Large Cap Growth Fund

Important information

The Board of Trustees of ClearBridge Large Cap Growth Fund is soliciting shareholder approval of two changes to the fund. These changes and proxy details are covered below.

Proposal to change the Fund's classification

ClearBridge Large Cap Growth Fund's Board of Trustees has approved changing the fund's classification from diversified to non-diversified. Generally, a non-diversified fund may invest a larger percentage of its assets in a smaller number of issuers than a diversified fund. To the extent the fund invests a larger percentage of its assets in a smaller number of issuers, it will be more susceptible to negative events affecting those issuers. This change is subject to shareholder approval.

Proposal to authorize the Fund to rely on a Manager of Managers Order

Verified Template: Oct15 Version: 1.0.1

There is also a proposal that would enable the fund’s manager, with the approval of the fund’s Board of Trustees, to enter into and materially amend subadvisory contracts without shareholder approval, in reliance on an exemptive order previously granted by the Securities and Exchange Commission. This change is subject to shareholder approval. Proxy information Shareholders of record as of January 21, 2026, were mailed a proxy statement and proxy card on Monday, February 2, 2026. The shareholder meeting will be held on April 7, 2026. Proxy statement Sample proxy card If you or your clients have any questions regarding the proxy statement or voting process, please contact the proxy solicitor, EQ Fund Solutions (EQFS) at (800) 290-6424. Representatives are available Monday through Friday, from 9 am to 10 pm ET. Proxy contact dates Note regarding proxy solicitation calls: Only shareholders that have not voted their proxy will receive solicitation calls. Once a shareholder votes their proxy, they will no longer receive solicitation calls. Date (2026) Action February 2 Proxy documents begin mailing to shareholders February 9 EQFS begins automated proxy solicitation calls February 17 EQFS begins live solicitation calls from their customer service team March 3 EQFS begins contacting shareholders up to three times a day (only if additional votes are needed to meet quorum) March 23 EQFS begins contacting shareholders up to four times a day (only if additional votes are needed to meet quorum) This communication is not a solicitation of any proxy. Dates are subject to change. Franklin Templeton (800) DIAL BEN/342-5236 www.franklintempleton.com Securities offered through

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Verified Template: Oct15 Version: 1.0.1

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ClearBridge Large Cap Growth Fund Any Vote Call Guide (Any Vote) Good (morning, afternoon, evening). My name is (AGENT’S FULL NAME). May I please speak with (SHAREHOLDER’S FULL NAME)? (Re-Greet If Necessary) I am calling on a recorded line regarding your investment in ClearBridge Large Cap Growth Fund. The reason for my call is to inform you that the Special Meeting of Shareholders is scheduled to take place on April 7, 2026 and currently our records indicate your vote has not been recorded. The Fund’s Board of Trustees is recommending a vote “In Favor” of the proposals, but you may also cast an “Against” or “Abstain” vote. Would you like to vote “In Favor”, “Against” or “Abstain”? (Pause For Response) (Review Voting Options with Shareholder If Necessary) If we identify any additional accounts you own with ClearBridge Large Cap Growth Fund before the meeting takes place, would you like to vote those accounts in the same manner as well? (Pause For Response) *Confirmation – I am recording your (Recap Voting Instructions). Today (Today’s Date & Time). For confirmation purposes: Please state your full name. (Pause) According to our records, you reside in (city, state, zip code). (Pause) To ensure that we have the correct address for the written confirmation, please state your street address. (Pause) Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll free number listed on the confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

Clearbridge Large Cap Growth Fund Abstention Call Guide (ADJOURNMENT – ABSTAIN FOR QUORUM) Good (morning, afternoon, evening). My name is (AGENT’S FULL NAME). May I please speak with (INVESTOR FULL NAME)? (Re-Greet If Necessary) I am calling on a recorded line regarding your investment in ClearBridge Large Cap Growth Fund. I apologize for any inconvenience. The reason for my call is to inform you that the Special Meeting of Shareholders is scheduled to take place on April 7, 2026. However, since I assume you are not able to attend the Special Meeting, I just wanted to confirm that you would like to vote Abstain? (Pause For Response) (Review Voting Options with Investor If Necessary) If we identify any additional accounts you hold in ClearBridge Large Cap Growth Fund before the meeting takes place, would you like us to vote those accounts in the same manner as well? (Pause For Response) *CONFIRMATION: I am recording your (Recap Voting Instructions). Today (Today’s Date & Time). For confirmation purposes: Please state your full name. (Pause) According to our records, you reside in (city, state, zip code). (Pause) To ensure that we have the correct address for the written confirmation, please state your street address. (Pause) Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll free number listed on the confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.) REBUTTAL: If you are unsure how to vote, you can simply Abstain which is neither a favorable nor an against vote. Doing so will ensure that your shares are represented at the upcoming Special Meeting which will help avoid further costly adjournments.

Would you like to Abstain?

ClearBridge Large Cap Growth Fund Level I Call Guide (CONFIRM RECEIPT OF PROXY MATERIALS) Good (morning, afternoon, evening). My name is (AGENT’S FULL NAME). May I please speak with (SHAREHOLDER’S FULL NAME)? (Re-Greet If Necessary) I am calling on a recorded line regarding your investment in ClearBridge Large Cap Growth Fund. You were recently sent proxy materials asking for your vote at the Special Meeting of Shareholders of the Fund scheduled to take place on April 7, 2026. Have you received and had the opportunity to review the information? (Pause for response) If “Yes” or positive response: If you’re not able to attend the meeting, I can record your voting instructions by phone. The Fund’s Board of Trustees has unanimously recommended a vote “For” the proposals. If “No” or negative response: I would be happy to review the meeting agenda with you and record your vote by phone; however, the Fund’s Board of Trustees has unanimously recommended a vote “For” the proposals. Would you like to vote along with the Board’s recommendation? (Pause For Response) (Review Voting Options with Shareholder If Necessary) If we identify any additional shares you own of ClearBridge Large Cap Growth Fund before the meeting takes place, would you like to vote those shares in the same manner as well? (Pause For Response) *Confirmation – I am recording your (Recap Voting Instructions). Today (Today’s Date & Time). For confirmation purposes: Please state your full name. (Pause) According to our records, you reside in (city, state, zip code). (Pause) To ensure that we have the correct address for the written confirmation, please state your street address. (Pause) Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll free number listed on the confirmation. Mr. /Ms. ___________, your FOR INTERNAL DISTRIBUTION ONLY Updated 02-03-2026 vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.) FOR INTERNAL DISTRIBUTION ONLY Updated 02-03-2026

Clearbridge Large Cap Growth Fund Alternative Outreach Communication Messaging Level 1 (Stop, Look & Listen Script) Hello. This call concerns your investment in ClearBridge Large Cap Growth Fund. You should have already received a proxy package regarding an upcoming Special Meeting of Shareholders scheduled for April 7, 2026. At this meeting, two fund operating initiatives will be presented and voted on. Your vote is important in helping the Fund achieve these goals. In addition to the voting options listed on your proxy card, we are calling to offer you a quick and easy way of voting your shares. This process is simple and does not require any confidential information and will only take a moment of your time. To vote with a proxy advisor, please press 1. 1 forwards to Vote Rep (Pause and listen 2 seconds) If you have any questions about the Special Meeting or would like to review the meeting agenda, please press 2 now. For more information about your investment in the ClearBridge Large Cap Growth Fund, please press 3. 2 forwards to Information Rep – 3 forwards to below message (Pause and listen 2 second) 3 plays message below and forwards to information line “As of January 21, 2026 our records indicate you as a shareholder in ClearBridge Large Cap Growth Fund. Please hold for a representative who can provide additional information.” Forwards to information Rep (Pause and listen 2 seconds) To repeat this message press 9 or for further assistance press 2 to speak to a representative. To end this call press 5. To opt out of future automated calls regarding this matter, Press 7 at any time. (Pause and listen 2 seconds) 5 & 7 forward to the following message: Thank you for your consideration.Have a nice day. If you received this message on your answering machine you may contact us toll free at 1-800-290-6424 from 9:00am to 11:00pm Eastern Time, Monday through Friday or 10:00am and 7:00pm on Saturday. ANSWERING MACHINE SCRIPT FOR AOC Hello. I am calling regarding your investment in ClearBridge Large Cap Growth Fund. You should have received a proxy package related to the upcoming Special Meeting of Shareholders scheduled to take place on April 7, 2026. At this meeting, two very important fund operating initiatives will be presented and voted on. Your vote is important to help the Fund achieve these goals. Please vote. Please contact us at 1-800-290-6424 between the hours of 9:00am to 11:00pm Eastern Time, Monday through Friday or 10:00am and 7:00pm on Saturday. Your time is greatly appreciated. Thank you and have a good day.

ClearBridge Large Cap Growth Fund Level 1 Answering Machine Message Hello. I am calling regarding your investment with ClearBridge Large Cap Growth Fund. The Special Meeting of Shareholders is scheduled to take place on April 7, 2026. All shareholders are being asked to consider and vote on important matters. As of today, your vote has not been registered. Please contact us as soon as possible at 1-800-290-6424 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time. Your vote is very important. Thank you and have a good day.

FUND PROXY FACT SHEET FOR: CLEARBRIDGE LARGE CAP GROWTH FUND SPECIAL MEETING IMPORTANT DATES LOCATION OF SPECIAL MEETING Record Date JANUARY 21, 2026 TO BE CONDUCTED EXCLUSIVELY ONLINE VIA LIVE WEBCAST SEE PAGES 4-5 Mail Date On or about JANUARY 30, 2026 Meeting Date APRIL 7, 2026 @ 1:00 PM (EASTERN TIME) ADDITIONAL INFORMATION CONTACT INFORMATION Tickers SEE PAGE 5 Inbound Line 1-800-290-6424 CUSIPs SEE PAGE 5 Website https://www.franklintempleton.com/ Note: Capitalized terms used herein and not defined herein are used with the meanings given them in the ClearBridge Large Cap Growth Fund Proxy Statement. What are Shareholders being asked to vote on? 1. To approve a change in the Fund’s classification from a “diversified” fund to a “non-diversified” fund; BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION – “FOR” 2. To authorize the Fund to rely on a “Manager of Managers” order; BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION – “FOR” PROPOSAL 1: To approve a change in the Fund’s classification from a “diversified” fund to a “non-diversified” fund; What are shareholders being asked to approve? Shareholders of ClearBridge Large Cap Growth Fund are being asked to approve a change in the Fund’s classification from a “diversified” fund to a “non-diversified” fund. What is the difference between a “diversified” Fund and a “non-diversified” Fund? diversified fund A “diversified” fund is limited as to the amount it may invest in any single issuer. Under the Investment Company Act of 1940, as amended, a “diversified” fund may not, with respect to 75% of its total assets, invest in securities of any issuer if, as a result of such investment (i) more than 5% of the value of the fund’s total assets would be invested in securities of any one issuer, or (ii) the fund would hold more than 10% of the outstanding voting securities of any one issuer. These percentage limitations do not apply to securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, or to securities issued by other investment companies. With respect to the remaining 25% of its total assets, a “diversified” fund may invest more than 5% of its total assets in the securities of one issuer. These limits apply at the time a “diversified” fund purchases a security; a “diversified” fund may exceed these limits if positions it already holds increase in value relative to the rest of the fund’s holdings. For Internal Distribution Only Page 1 non-diversified fund In contrast, a “non-diversified” fund is not subject to the limits of a “diversified” fund; it may invest a greater percentage of its assets in a single issuer or a fewer number of issuers than a “diversified” fund. Why are shareholders being asked to approve a change in the Fund’s classification from “diversified” to “non-diversified”? The Fund is currently classified as a “diversified” fund under the Investment Company Act of 1940, as amended, which may not be changed without shareholder approval. What are the benefits of changing the Fund’s classification to “non-diversified”? The Fund currently is classified as a “diversified” fund. The Russell 1000 Growth Index, the Fund’s performance benchmark, is becoming increasingly concentrated in a small number of large-cap technology companies. As of December 31, 2025, the five largest stocks by weight in the Index were: Nvidia (12.26%), Apple (10.51%), Microsoft (9.69%), Broadcom (4.84%) and Amazon (4.72%). The Fund is not currently permitted to invest in securities at a level reflecting the current market, as represented by the composition of the Index, without exceeding the limits permitted for a “diversified” fund. Franklin Templeton Fund Adviser, LLC, the Fund’s investment manager, and ClearBridge Investments, LLC, the Fund’s subadviser believe that changing the Fund’s classification to “non-diversified” will benefit the Fund by giving it greater flexibility to hold larger positions in certain companies. ClearBridge believes that this change will better allow the Fund to take more meaningful positions in securities in which Clearbridge has strong investment convictions and could better allow the Fund to meet its investment objective. If approved, do the investment manager and subadviser expect to make changes in the ways in which the Fund is invested? Except for maintaining a more focused portfolio, ClearBridge does not expect the proposed change in the classification of the Fund to substantially affect the manner in which the Fund’s investment program is conducted at this time. Other than the change in the Fund’s classification from “diversified” to “non-diversified,” Franklin Templeton Fund Adviser, LLC and ClearBridge do not propose or anticipate any material change in the management of the Fund if the Proposal is approved. Any future material changes to the management of the Fund will require consideration by the Board and disclosure in the Fund’s prospectus or statement of additional information, as appropriate. If approved, will the change in classification to non-diversified expose the Fund to additional risk? Shareholders should note that to the extent the Fund invests its assets in a smaller number of issuers, the Fund will be more susceptible to negative events affecting those issuers than a “diversified” fund. Investing a larger percentage of the Fund’s assets in any one issuer could increase the Fund’s risk of loss and its share price volatility because the value of its shares would be more susceptible to adverse events affecting that issuer. If the Fund takes a larger position in an issuer that subsequently has an adverse return, the Fund may have a greater loss than it would have had if ClearBridge had invested Fund assets in a larger number of issuers. Clearbridge will use this increased investment flexibility to take larger positions in the securities of fewer issuers when it believes that doing so could benefit the Fund. For Internal Distribution Only Page 2

If approved, when will the change become effective? If shareholders of the Fund approve the Proposal, the change in the Fund’s classification from “diversified” to “non-diversified” will become effective when the Fund’s registration statement is revised or supplemented. What will happen if the Proposal is not approved? If shareholders of the Fund do not approve the change in the Fund’s classification from a “diversified” fund to a “non-diversified” fund, the Fund will continue to operate as a “diversified” fund. THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1 PROPOSAL 2: To authorize the Fund to rely on a “Manager of Managers” order; What are shareholders being asked to approve? Shareholders are being asked to authorize the Fund’s use of a “manager of managers” structure that would permit Franklin Templeton Fund Adviser, LLC, the Fund’s manager, or any other entity under common control with Franklin Templeton Fund Adviser, LLC that serves as an adviser to the Fund (together, the “Manager”), subject to the approval of the Board of Trustees, to appoint subadvisers, and enter into, and materially amend, subadvisory agreements for the Fund without further shareholder approval. How will the Manager of Managers structure benefit the Fund? Currently, in order for the Manager to appoint a subadviser or materially modify a subadvisory agreement, the Fund must call and hold a shareholder meeting, create and distribute proxy materials, and solicit votes from its shareholders. This process is time-intensive, costly and slow. Without the delay inherent in holding shareholder meetings, the Fund would be able to act more quickly to appoint a subadviser when the Board of the Fund and the Manager believe that the appointment would benefit the Fund. What are the Fund’s plans to appoint or materially modify a subadvisory agreement? Please note that the Manager does not have any present intention to use the Manager of Managers Structure to appoint additional subadvisers for the Fund or replace the Fund’s subadvisers. How will approval of this Proposal affect the Fund’s fees? Approval of this Proposal will not affect the Fund’s fees. The Manager of Managers Structure will not at any time entail an increase in the investment management fees paid by the Fund. Further shareholder approval would be necessary to increase the investment management fees that are payable by the Fund, which is not contemplated. If the Fund implements the Manager of Managers Structure, the Manager, pursuant to its management agreement with the Fund, will continue, directly or through subadvisers, to provide the same level of management services to the Fund as it provides currently. What will happen if the Proposal is not approved? If the shareholders of the Fund do not approve the use of a “manager of managers” structure, decisions regarding a proposed subadviser for that Fund or a material change to a subadvisory agreement with respect to that Fund will continue to require shareholder approval. THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2 For Internal Distribution Only Page 3

Who will pay the costs in connection with the Special Meeting? The costs of the Proxy Statement and the Meeting, including proxy solicitation costs, legal fees and the costs of printing and mailing the Proxy Statement, will be borne by the Fund. VOTING METHODS PHONE: To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time. MAIL: To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope. TOUCH-TONE: To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card. INTERNET: To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card. INFORMATION ABOUT PARTICIPATING IN THE MEETING The Meeting will be conducted exclusively online via live webcast. •Registered To participate in the Meeting, shareholders of record on the Record Date (January 21, 2026) must request the Meeting credentials by emailing attendameeting@equiniti.com. When doing so, please include the name of the Fund in the subject line and include the following information in the body of the email: (1) your full name and address; (2) your control number found on your enclosed proxy card; and (3) your intent to attend the virtual Meeting. Please note, the Meeting will begin promptly at 1:00 p.m., Eastern Time on Tuesday, April 7, 2026. •Beneficial If you hold your shares through an intermediary (such as a bank, broker or other custodian) as of the record Date, you must register in advance of the Meeting to attend the Meeting virtually. To register, you must submit proof of your proxy power (“Legal Proxy”) from your intermediary reflecting your beneficial ownership of shares in the Fund on the Record Date authorizing you to vote, along with your name and email address to attendameeting@equiniti.com. Requests for registering to attend the Meeting should be received no later than 12:00 p.m., Eastern Time, on March 31, 2026. Once EQ Fund Solutions, LLC receives your request to attend along with the required information, you will receive a confirmation email from attendameeting@equiniti.com of your registration and the credentials to attend the Meeting virtually and vote. Shareholders may vote during the Meeting by following the instructions provided in the registration confirmation email you received. The Fund encourages you to access the Meeting a few minutes prior to the start time leaving ample time for the check in. For technical assistance in accessing the Meeting, For Internal Distribution Only Page 4 shareholders can email attendameeting@equiniti.com. During the Meeting, instructions will be provided for shareholders in attendance to submit comments and questions.

Proxy Materials Are Available Online At: https://vote.proxyonline.com/franklin/docs

EQ Fund Solutions is identified in the Proxy Statement as the Fund's proxy solicitor.

FUND NAME	CLASS	TICKER	CUSIP
ClearBridge Large Cap Growth Fund	A	SBLGX	52469H826
ClearBridge Large Cap Growth Fund	C	SLCCX	52469H792
ClearBridge Large Cap Growth Fund	I	SBLYX	52469H784
ClearBridge Large Cap Growth Fund	IS	LSITX	52469H255
ClearBridge Large Cap Growth Fund	O	LCMMX	52471R390
ClearBridge Large Cap Growth Fund	R	LMPLX	52469H693

For Internal Distribution Only Page 5